UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2010

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
(d) On December 10, 2010, the Board of Directors of MidWestOne Financial Group, Inc. (the "Company"), on the recommendation of the Company's Nominating and Corporate Governance Committee, appointed Barbara J. Kniff-McCulla as a Director of the Company. Ms. Kniff-McCulla will complete the unexpired term of Sally K. Mason, who resigned from the Company's Board on October 27, 2010. Ms Kniff-McCulla, 54, currently serves on the board of MidWestOne Bank, and is the owner of KLK Construction, a contractor involved in the telecommunications industry.
As with each of the Company's non-employee directors, Ms. Kniff-McCulla will receive a base retainer of $5,000 per year, prorated for her service in 2010. Ms. Kniff-McCulla appointment is effective immediately and the committee or committees on which Ms. Kniff-McCulla will serve, if any, has not yet been determined by the Board of Directors.

Item 9.01	Financial Statements and Exhibits
99.1    Press Release of MidWestOne Financial Group, Inc., dated December 13, 2010, regarding Barbara J. Kniff-McCulla.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	December 13, 2010	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer

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